UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

     MANAGED FUTURES PREMIER WARRINGTON L.P.
 (Exact name of registrant as specified in its charter)

New York	000-52603	20-3845577
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:      (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
In January 2015, Scott C. Kimple, a limited partner of the registrant and an affiliate of Warrington Asset Management, LLC, the registrant’s trading advisor (“Warrington”), distributed a request to limited partners seeking approval of proposed actions described in the proxy statement.  Ceres Managed Futures LLC, the general partner of the registrant (the “General Partner”), consented to Mr. Kimple’s solicitation of votes of limited partners but did not express an opinion as to the merits of the proposed actions.  The proxy sought (1) to waive the meeting of limited partners, and all requirements related thereto, contemplated by the terms of the registrant’s limited partnership agreement (“Limited Partnership Agreement”) for the admission of a new general partner of the Partnership, and elect Warrington GP, LLC (“Warrington GP”), an affiliate of Mr. Kimple and Warrington, the general partner of the registrant, such election to be effective following the close of business on or prior to March 31, 2015 (“Proposal 1”) and (2) to waive the 90-day notice period required under the terms of the Limited Partnership Agreement for the General Partner’s withdrawal from the registrant (“Proposal 2,” and together with Proposal 1, the “Proposals”).
Generally, the Limited Partnership Agreement requires that limited partners owning more than 50% of each class of the units of limited partnership interest (the “Units”) outstanding approve any amendment to the Limited Partnership Agreement, including the Proposals.  The requisite number of votes of each class of outstanding Units to approve the Proposals was received on February 23, 2015.
The voting results as of February 27, 2015 with respect to the Proposal are set forth below:
	Total Units For	Total Units Against	Abstentions
Class A - Proposal 1	59,979	3,783	2,045
Class A - Proposal 2	59,417	4,398	1,993
Class D - Proposal 1	4,469	0	0
Class D - Proposal 2	4,469	0	0

Item 8.01 Other Events.
Because the requisite number of votes of each class of outstanding Units to approve the Proposals was received, Warrington GP will be elected the new general partner of the registrant.  Such election will be effective following the close of business on or prior to March 31, 2015.  The General Partner will withdraw as the general partner of the registrant immediately following Warrington GP becoming the registrant’s new general partner.  The Limited Partnership Agreement will be amended to reflect Warrington GP as the new general partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Managed Futures Premier Warrington L.P.

By: Ceres Managed Futures LLC, General Partner

By	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  February 27, 2015